Exhibit 99.1

Stitch Fix Announces First Quarter of Fiscal Year 2023 Financial Results

SAN FRANCISCO, December 6, 2022 (GLOBE NEWSWIRE) -- Stitch Fix, Inc. (NASDAQ:SFIX), the trusted online personal stylist, today announced its financial results for the first quarter of fiscal year 2023 ended October 29, 2022.
Stitch Fix CEO Elizabeth Spaulding said, “This quarter we made meaningful progress on our transformation journey despite a difficult macro environment. Through diligent cost savings and efficiencies we beat our adjusted EBITDA expectations for Q1 and have improved our adjusted EBITDA guidance for FY23. By enhancing our client experience, rightsizing our cost structure, evolving our marketing and deepening our differentiators of fit, discovery, and human relationships, we are positioning ourselves well to achieve profitability in the near term and a return to growth in the future.”
First Quarter Key Metrics and Financial Highlights
•Net revenue of $455.6 million, a decrease of 22% year over year
•Active clients of 3,709,000, a decrease of 471,000 or 11% year over year
•Net revenue per active client (RPAC) of $525, approximately flat year over year
•Net loss of $55.9 million and diluted loss per share of $0.50
•Adjusted EBITDA loss of $7.4 million
Financial Outlook
Our financial outlook for the second quarter of fiscal 2023, which ends on January 28, 2023, is as follows:

Q2’23
Net Revenue	$410 million - $420 million	(21)% - (19)% YoY decline
Adjusted EBITDA	$(5) million - $5 million	(1)% - 1% margin
For the fiscal year ending July 29, 2023, we expect net revenue to be between $1.6 billion and $1.7 billion, and adjusted EBITDA to be between $(10) million and $10 million.
Stitch Fix has not reconciled its adjusted EBITDA outlook to GAAP net income (loss) because it does not provide an outlook for GAAP net income (loss) due to the uncertainty and potential variability of other expense, net, provision (benefit) for income taxes, and stock-based compensation expense, which are reconciling items between adjusted EBITDA and GAAP net income (loss). Because Stitch Fix cannot reasonably predict such items, a reconciliation of the non-GAAP financial measure outlook to the corresponding GAAP measure is not available without unreasonable effort. We caution, however, that such items could have a significant impact on the calculation of GAAP net income (loss). For more information regarding the non-GAAP financial measures discussed in this release, please see “Non-GAAP Financial Measures” below.
Conference Call and Webcast Information
Elizabeth Spaulding, Chief Executive Officer of Stitch Fix, and Dan Jedda, Chief Financial Officer of Stitch Fix, will host a conference call at 2:00 p.m. Pacific Time today to discuss the Company’s financial results and outlook. A live webcast of the call will be accessible on the investor relations section of the Stitch Fix website at https://investors.stitchfix.com.
To access the call by phone, please register at the following link:
Dial-In Registration: https://register.vevent.com/register/BI7aeee37f61674ead8e555a5ca1ea5b7b
Upon registration, telephone participants will receive the dial-in number along with a unique PIN number that can be used to access the call. A replay of the webcast will also be available for a limited time, at https://investors.stitchfix.com.

About Stitch Fix, Inc.
Stitch Fix combines the human touch of expert stylists with the precision of advanced data science to make online personal styling accessible to everyone. Stitch Fix helps millions of clients across the United States and United Kingdom find clothing and accessories they love through a unique model that can extend far beyond the closet to define the future of shopping. For more, visit https://www.stitchfix.com.
Forward-Looking Statements
This press release, the related conference call and webcast contain forward-looking statements within the meaning of the federal securities laws. All statements other than statements of historical fact could be deemed forward looking, including but not limited to statements regarding our expectations for future financial performance, including our profitability and long-term targets; guidance on financial results and active clients for the second quarter and full fiscal year of 2023; our ability to balance the need to optimize our cost-structure against achieving the long-term growth objectives of the business; our ability to create a leaner, more nimble, and profitable Stitch Fix; our ability to enhance the experience for our clients; our ability to evolve our marketing strategy; our ability to execute on our initiatives and cost reduction targets; that a higher level of personal touch and communication will be meaningful in improving client happiness and ultimately improve retention; that our under-penetrated marketing channels, such as affiliates, influencers, and SEO/SEM, will develop into meaningful contributors and be important over time for new customer acquisition; and our ability to achieve positive adjusted EBITDA and be free cash flow positive in the near term. These statements involve substantial risks and uncertainties, including risks and uncertainties related to the current macroeconomic environment; our ability to generate sufficient net revenue to offset our costs; the growth of our market and consumer behavior; our ability to acquire, engage, and retain clients; our ability to provide offerings and services that achieve market acceptance; our data science and technology, stylists, operations, marketing initiatives, and other key strategic areas; risks related to our inventory; risks related to our supply chain, sourcing of materials and shipping of merchandise; risks related to international operations; our ability to forecast our future operating results; and other risks described in the filings we make with the SEC. Further information on these and other factors that could cause our financial results, performance, and achievements to differ materially from any results, performance, or achievements anticipated, expressed, or implied by these forward-looking statements is included in filings we make with the SEC from time to time, including in the section titled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended July 30, 2022. These documents are available on the SEC Filings section of the Investor Relations section of our website at: https://investors.stitchfix.com. We undertake no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law. The achievement or success of the matters covered by such forward-looking statements involves known and unknown risks, uncertainties, and assumptions. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, our results could differ materially from the results expressed or implied by the forward-looking statements we make. You should not rely upon forward-looking statements as predictions of future events. Forward-looking statements represent our management’s beliefs and assumptions only as of the date such statements are made.

Stitch Fix, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands, except share and per share amounts)

	October 29, 2022	July 30, 2022
Assets
Current assets:
Cash and cash equivalents	$113,346	$130,935
Short-term investments	90,041	82,049
Inventory, net	220,163	197,251
Prepaid expenses and other current assets	42,095	39,456
Income tax receivable	921	27,561
Total current assets	466,566	477,252
Long-term investments	5,379	17,713
Income tax receivable, net of current portion	26,091	26,091
Property and equipment, net	99,847	103,375
Operating lease right-of-use assets	140,241	132,179
Other long-term assets	6,562	7,925
Total assets	$744,686	$764,535
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$142,442	$143,934
Operating lease liabilities	30,199	29,014
Accrued liabilities	97,724	94,416
Gift card liability	10,018	10,551
Deferred revenue	13,757	14,441
Other current liabilities	3,235	3,214
Total current liabilities	297,375	295,570
Operating lease liabilities, net of current portion	147,843	141,334
Other long-term liabilities	4,701	4,980
Total liabilities	449,919	441,884
Stockholders’ equity:
Class A common stock, $0.00002 par value	1	1
Class B common stock, $0.00002 par value	1	1
Additional paid-in capital	552,490	522,658
Accumulated other comprehensive loss	(5,325)	(3,527)
Accumulated deficit	(222,358)	(166,440)
Treasury stock at cost	(30,042)	(30,042)
Total stockholders’ equity	294,767	322,651
Total liabilities and stockholders’ equity	$744,686	$764,535

Stitch Fix, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Loss
(Unaudited)
(In thousands, except share and per share amounts)

	For the Three Months Ended
	October 29, 2022	October 30, 2021
Revenue, net	$455,593	$581,244
Cost of goods sold	263,832	308,327
Gross profit	191,761	272,917
Selling, general, and administrative expenses	246,891	274,767
Operating loss	(55,130)	(1,850)
Interest income	773	334
Other expense, net	(1,284)	(109)
Loss before income taxes	(55,641)	(1,625)
Provision for income taxes	277	202
Net loss	$(55,918)	$(1,827)
Other comprehensive loss:
Change in unrealized loss on available-for-sale securities, net of tax	(186)	(315)
Foreign currency translation	(1,612)	(603)
Total other comprehensive loss, net of tax	(1,798)	(918)
Comprehensive loss	$(57,716)	$(2,745)
Net loss attributable to common stockholders:
Basic	$(55,918)	$(1,827)
Diluted	$(55,918)	$(1,827)
Loss per share attributable to common stockholders:
Basic	$(0.50)	$(0.02)
Diluted	$(0.50)	$(0.02)
Weighted-average shares used to compute loss per share attributable to common stockholders:
Basic	112,359,901	108,375,911
Diluted	112,359,901	108,375,911

Stitch Fix, Inc.
Condensed Consolidated Statements of Cash Flow
(Unaudited)
(In thousands)

	For the Three Months Ended
	October 29, 2022	October 30, 2021
Cash Flows from Operating Activities
Net loss	$(55,918)	$(1,827)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Change in inventory reserves	476	(2,763)
Stock-based compensation expense	31,714	32,323
Depreciation, amortization, and accretion	10,157	8,335
Other	31	(923)
Change in operating assets and liabilities:
Inventory	(23,781)	30,806
Prepaid expenses and other assets	(871)	6,035
Income tax receivables	26,640	43
Operating lease right-of-use assets and liabilities	(347)	101
Accounts payable	(918)	55,352
Accrued liabilities	4,226	16,193
Deferred revenue	(671)	(1,532)
Gift card liability	(532)	(442)
Other liabilities	(254)	(45)
Net cash (used in) provided by operating activities	(10,048)	141,656
Cash Flows from Investing Activities
Purchases of property and equipment	(6,143)	(16,392)
Purchases of securities available-for-sale	(258)	(52,435)
Sales of securities available-for-sale	4,144	2,160
Maturities of securities available-for-sale	—	59,130
Net cash used in investing activities	(2,257)	(7,537)
Cash Flows from Financing Activities
Proceeds from the exercise of stock options, net	—	1,054
Payments for tax withholdings related to vesting of restricted stock units	(3,753)	(14,752)
Other	(117)	—
Net cash used in financing activities	(3,870)	(13,698)
Net (decrease) increase in cash and cash equivalents	(16,175)	120,421
Effect of exchange rate changes on cash and cash equivalents	(1,414)	(529)
Cash and cash equivalents at beginning of period	130,935	129,785
Cash and cash equivalents at end of period	$113,346	$249,677
Supplemental Disclosure
Cash paid for income taxes	$83	$190
Supplemental Disclosure of Non-Cash Investing and Financing Activities:
Purchases of property and equipment included in accounts payable and accrued liabilities	$1,579	$4,394
Capitalized stock-based compensation	$1,871	$1,866

Non-GAAP Financial Measures
We report our financial results in accordance with generally accepted accounting principles in the United States (“GAAP”). However, management believes that certain non-GAAP financial measures provide users of our financial information with additional useful information in evaluating our performance. We believe that adjusted EBITDA is frequently used by investors and securities analysts in their evaluations of companies, and that this supplemental measure facilitates comparisons between companies. We believe free cash flow is an important metric because it represents a measure of how much cash from operations we have available for discretionary and non-discretionary items after the deduction of capital expenditures. These non-GAAP financial measures may be different than similarly titled measures used by other companies.
Our non-GAAP financial measures should not be considered in isolation from, or as substitutes for, financial information prepared in accordance with GAAP. There are several limitations related to the use of our non-GAAP financial measures as compared to the closest comparable GAAP measures. Some of these limitations include:
•adjusted EBITDA excludes interest income and other expense, net, as these items are not components of our core business;
•adjusted EBITDA does not reflect our provision for income taxes, which may increase or decrease cash available to us;
•adjusted EBITDA excludes the recurring, non-cash expenses of depreciation and amortization of property and equipment and, although these are non-cash expenses, the assets being depreciated and amortized may have to be replaced in the future;
•adjusted EBITDA excludes the non-cash expense of stock-based compensation, which has been, and will continue to be for the foreseeable future, an important part of how we attract and retain our employees and a significant recurring expense in our business; and
•adjusted EBITDA excludes costs incurred related to discrete restructuring plans and other one-time costs that are fundamentally different in strategic nature and frequency from ongoing initiatives. We believe exclusion of these items facilitates a more consistent comparison of operating performance over time, however these costs do include cash outflows;
•free cash flow does not represent the total residual cash flow available for discretionary purposes and does not reflect our future contractual commitments.
Adjusted EBITDA
We define adjusted EBITDA as net loss excluding interest income, other expense, net, provision for income taxes, depreciation and amortization, stock-based compensation expense, and restructuring and other one-time costs. The following table presents a reconciliation of net loss, the most comparable GAAP financial measure, to adjusted EBITDA for each of the periods presented:

	For the Three Months Ended
(in thousands)	October 29, 2022	October 30, 2021
Net loss	$(55,918)	$(1,827)
Add (deduct):
Interest income	(773)	(334)
Other expense, net	1,284	109
Provision for income taxes	277	202
Depreciation and amortization	9,840	7,740
Stock-based compensation expense	31,714	32,323
Restructuring and other one-time costs(1)	6,155	—
Adjusted EBITDA	$(7,421)	$38,213

(1)Restructuring charges consist of $0.9 million in severance and employee-related benefits. Other one-time costs consists of $5.3 million in retention bonuses for continuing employees.

Free Cash Flow
We define free cash flow as cash flows provided by (used in) operating activities reduced by purchases of property and equipment that are included in cash flows provided by (used in) investing activities. The following table presents a reconciliation of cash flows provided by operating activities, the most comparable GAAP financial measure, to free cash flow for each of the periods presented:

	For the Three Months Ended
(in thousands)	October 29, 2022	October 30, 2021
Free cash flow reconciliation:
Cash flows (used in) provided by operating activities	$(10,048)	$141,656
Deduct:
Purchases of property and equipment	(6,143)	(16,392)
Free cash flow	$(16,191)	$125,264
Cash flows used in investing activities	$(2,257)	$(7,537)
Cash flows used in financing activities	$(3,870)	$(13,698)
Operating Metrics

	October 29, 2022	July 30, 2022	April 30, 2022	January 29, 2022	October 30, 2021
Active clients (in thousands)	3,709	3,795	3,907	4,019	4,180
Active Clients
We define an active client as a client who checked out a Fix or was shipped an item via Freestyle in the preceding 52 weeks, measured as of the last day of that period. A client checks out a Fix when she indicates what items she is keeping through our mobile application or on our website. We consider each Women’s, Men’s, or Kids account as a client, even if they share the same household.
Net Revenue per Active Client
We calculate net revenue per active client based on net revenue over the preceding four fiscal quarters divided by the number of active clients, measured as of the last day of the period. Net revenue per active client was $525 and $524 as of October 29, 2022, and October 30, 2021, respectively.

IR Contact: ir@stitchfix.com	PR Contact: media@stitchfix.com